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EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT
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Subsidiaries - Direct/wholly-owned                                                        State of Incorporation
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
Gilmer County Bank                                                                                Georgia
Appalachian Community Bank                                                                        Georgia

Subsidiaries - Indirect/wholly-owned by Gilmer County Bank

Appalachian Information Management, Inc.                                                          Georgia
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